UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 21, 2023

TABOOLA.COM LTD.
(Exact name of registrant as specified in its charter)

Israel	001-40566	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16 Madison Square West
7th Floor
New York, NY 10010
(Address of principal executive offices, including zip code)

212-206-7633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	TBLA	The Nasdaq Global Market
Warrants to purchase ordinary shares	TBLAW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Background

On September 21, 2023, Taboola.com Ltd. (“Taboola” or the “Company”) filed a motion with the Tel Aviv District Court Economic Department (the “Israeli court”) for approval of a program of up to $50,000,000, to be utilized, if so determined by its board of directors, in connection with a net issuance mechanism to satisfy tax withholding obligations related to equity-based compensation on behalf of its directors, officers and other employees and possible future share repurchases.

As previously reported, the Company initiated its existing share buyback program on June 1, 2023 which authorized the Company to repurchase up to $40,000,000 of its shares.

Taboola is organized under the laws of the State of Israel. Under Israeli law, use of a net issuance mechanism to satisfy tax withholding obligations of persons who hold a company’s equity-based awards may be deemed a share repurchase that requires, in certain cases, a court approval to protect the interests of its creditors.

Net issuance mechanisms are widely used in U.S. equity plans and do not require court approval. The Company has broad-based equity plans in order to attract and retain talent.

Net Issuance Mechanism

A net issuance mechanism in a company’s equity plan allows the company to withhold from a grantee’s equity award (e.g., restricted stock units or options) the number of shares equal in value to the estimated taxes due on such equity award and release the net, or remaining, number of shares to the grantee’s account. The number of shares withheld is generally based on the fair market price of the shares on a specified date or dates before the withholding. The company then pays the relevant tax authority on behalf of the grantee from its own cash.

Israeli Court Approval

On September 18, 2023, the Company’s board of directors reaffirmed that the ability to use a net issuance mechanism is in the Company’s best interests because it (i) assists employees in the U.S. (and other jurisdictions that tax the Company’s employees on the vesting and/or exercise of certain equity awards including, but not limited to, the United Kingdom, France, Spain, India, Mexico and Brazil) in managing the tax liability associated with the vesting or exercise of equity awards, (ii) can mitigate the dilution of outstanding shares caused by the number of new shares issued under the Company’s equity award programs, and (iii) potentially reduces market disruption associated with grantee sales to cover taxes on equity award vesting or exercise in accordance with Company vesting or exercise schedules.  Accordingly, the Company is seeking approval from the Israeli court comparable to the approvals it has previously received.

The Company’s motion, if approved as requested, would also permit the Company to engage, if so determined by its board of directors, in share repurchase programs.  Any such share repurchase program and the use of a net issuance mechanism would be subject to the aggregate $50,000,000 limit.

If granted, the approval by the Israeli court would be limited to the period specified in the Israeli court decision which is typically a six (6) month period.

Assuming the Israeli court approves the Company’s motion, the Company expects to continue to make successive requests to the Israeli court for approval to use the net issuance mechanism for the foreseeable future for awards in the U.S. and other jurisdictions where vesting and/or exercise triggers a tax liability for the Company’s directors, officers and other employees, absent unusual circumstances, and possible future share repurchase plans.  Taxation is not currently triggered by the vesting and/or exercise of equity awards in Israel.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the pending Israeli court approval and net issuance mechanism. These forward-looking statements are based on management’s current expectations. The Company’s current motion or any subsequent motions may not be approved for the full amount requested or at all. The Company’s failure in whole or in part to obtain the current or any subsequent request for approval from the Israeli court could prevent or reduce the Company’s ability to obtain the potential benefits of net issuance for itself, its employees and its shareholders. Forward-looking statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from our expectations expressed or implied by the forward-looking statements, including without limitation the important factors discussed under the caption “Risk Factors” in our annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 13, 2023 and our other SEC filings. Any such forward-looking statements represent management’s estimates as of the date of this Curren Report on Form 8-K. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as may be required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TABOOLA.COM LTD.

	By:	/s/ Stephen Walker
		Name:	Stephen Walker
		Title:	Chief Financial Officer

Date: September 21, 2023